SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                    -------


Date of Report (Date of earliest event reported)    October 3, 1996
                                                 -------------------------------

                                 QPQ CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)




         Florida                    1-12350                 65-0423147
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File           (IRS Employer
 or incorporation)                  Number)              Identification No.)



            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 674-8115
                                                  ------------------------------


          -----------------------------------------------------------
         (Former name or former address, if changed since last report)





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Other Events.

Item 5.
-------

On October 3, 1996, pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"), the Company entered into an agreement with one non-U.S. entity pursuant to which the Company will issue 300,000 shares of Common Stock, par value $.01 per share, for an aggregate purchase price of $555,000, which purchase price is expected to be received within thirty (30) days from the date of the agreement. The Company will use the proceeds of the sale for general working capital purposes.








































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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 QPQ CORPORATION


                                 By:    /s/ Mitchell Rubinson
                                    -------------------------------------
                                        MITCHELL RUBINSON
                                        President


DATED:  October 9, 1996




































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